UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, $.01 par value	DAN	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Dana Incorporated (“Dana”) Annual Meeting of Shareholders held on May 1, 2019 (the “Annual Meeting”), shareholders considered four proposals that are described in more detail in Dana’s Definitive Proxy Statement dated March 14, 2019 for the Annual Meeting of Shareholders. There were 143,461,011 shares of Dana common stock eligible to vote at the meeting.

The vote results detailed below represent final results as certified by the Inspector of Election:

PROPOSAL I – Election of eight directors for a one-year term expiring in 2020 or upon the election and qualification of their successors:

	FOR	WITHHOLD	BROKER NON-VOTE
Rachel A. Gonzalez	114,402,265	1,378,330	7,813,378
James K. Kamsickas	114,671,774	1,108,821	7,813,378
Virginia A. Kamsky	112,616,608	3,163,987	7,813,378
Raymond E. Mabus, Jr.	114,136,473	1,644,122	7,813,378
Michael J. Mack, Jr.	114,479,704	1,300,891	7,813,378
R. Bruce McDonald	114,467,050	1,313,545	7,813,378
Diarmuid B. O’Connell	114,216,620	1,563,975	7,813,378
Keith E. Wandell	109,602,649	6,177,946	7,813,378

PROPOSAL II – Approval of a non-binding advisory vote on executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
107,660,832	7,826,395	293,368	7,813,378

PROPOSAL III – Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019:

FOR	AGAINST	ABSTAIN
120,886,534	2,518,259	189,180

PROPOSAL IV – Consideration of a shareholder proposal regarding special meetings:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
53,059,227	62,413,540	307,828	7,813,378

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: May 3, 2019	By:	/s/ Douglas H. Liedberg
Name: Douglas H. Liedberg
Title: Senior Vice President, General Counsel and Secretary

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